UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2015

FIRST SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33156 (Commission File Number)	20-4623678 (I.R.S. Employer Identification No.)

350 West Washington Street
Suite 600
Tempe, Arizona 85281
(Address of principal executive offices, including zip code)

(602) 414-9300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers
Signature

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective July 1, 2015, First Solar, Inc. (“First Solar”) made the following officer appointments:

Georges J. Antoun, age 52, has been appointed President, U.S., reporting to the Chief Executive Officer. Mr. Antoun will have comprehensive leadership responsibility for Business Development, Project Development and other sales opportunities in the United States. Prior to this appointment, Mr. Antoun served as Chief Operating Officer since joining First Solar in July 2012. Mr. Antoun has over 20 years of operational and technical experience, including leadership positions at several global technology companies. Prior to joining First Solar, Mr. Antoun served as Venture Partner at Technology Crossover Ventures (“TCV”), a private equity and venture firm that he joined in July 2011. Prior to joining TCV, Mr. Antoun was the Head of Product Area IP & Broadband Networks for Ericsson, based in San Jose, California. Mr. Antoun joined Ericsson in 2007, when Ericsson acquired Redback Networks, a telecommunications equipment company, where Mr. Antoun served as the Senior Vice President of World Wide Sales & Operations. After the acquisition, Mr. Antoun was promoted to Chief Executive Officer of the Redback Networks subsidiary. Prior to Redback Networks, Mr. Antoun spent five years at Cisco Systems, where he served as Vice President of Worldwide Systems Engineering and Field Marketing, Vice President of Worldwide Optical Operations, and Vice President of Carrier Sales. He has also held senior management positions at Newbridge Networks, a data and voice networking company, and NYNEX (now Verizon Communications), where he was part of its Science and Technology Division. Mr. Antoun is a member of the Board of Directors of Ruckus Wireless, Inc. and Violin Memory, Inc., both publicly-traded companies. Mr. Antoun earned a Bachelor of Science degree in Engineering from the University of Louisiana at Lafayette and a Master’s degree in Information Systems Engineering from NYU Poly. Mr. Antoun is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Joseph G. Kishkill, age 50, has been appointed President, International, reporting to the Chief Executive Officer. Mr. Kishkill will have comprehensive leadership responsibility for Business Development, Project Development and other sales opportunities outside the United States. Prior to this appointment, Mr. Kishkill served as Chief Commercial Officer since joining First Solar in September 2013. Prior to joining First Solar, Mr. Kishkill was President, Eastern Hemisphere Operations, for Exterran Energy Solutions, L.P. and Senior Vice President of Exterran Holdings, Inc. (NYSE:EXH), a global provider of natural gas, petroleum and water treatment production services. Prior to that, he led Exterran’s business in the Latin America region. Prior to joining Exterran’s predecessor company in 2002, Mr. Kishkill held positions of increasing responsibility with Enron Corporation from 1990 to 2001, advancing to Chief Executive Officer for South America. During his career, Mr. Kishkill has been based in Dubai, Brazil and Argentina and has provided management services for energy projects and pipelines throughout South America. Mr. Kishkill holds a Master in Business Administration degree from the Harvard Graduate School of Business Administration and holds a Bachelor of Science degree in Electrical Engineering from Brown University. Mr. Kishkill is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Philip Tymen de Jong, age 55, has been appointed Chief Operating Officer, reporting to the Chief Executive Officer. Mr. de Jong will have comprehensive leadership responsibility for areas including manufacturing, engineering, procurement and construction (“EPC”), quality and reliability, supply chain and product management. Mr. de Jong joined First Solar in January 2010 as Vice President, Plant Management and served in several Senior Vice President roles in manufacturing and operations prior to being appointed Senior Vice President, Manufacturing & EPC in January 2015. Prior to joining First Solar, Mr. de Jong was Vice President of Assembly/Test Manufacturing for Numonyx Corporation. Prior to that, he worked for 25 years at Intel Corporation, holding various positions in engineering, manufacturing, wafer fabrication management and assembly/test manufacturing. Mr. de Jong holds a Bachelor of Science degree in industrial engineering/mechanical engineering from Oregon State University and has completed advanced study at the University of New Mexico Anderson School of Management. Mr. de Jong is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Bryan Schumaker, age 39, has been appointed Chief Accounting Officer, reporting to the Chief Financial Officer, Mark R. Widmar. Accordingly, Mr. Widmar will no longer serve as the Company’s Principal Accounting Officer. Mr. Schumaker joined First Solar in April 2008 as Assistant Corporate Controller and was appointed Vice President, Corporate Controller in December 2011. Prior to joining First Solar, Mr. Schumaker held a number of positions with Swift Transportation Company from January 2003 to April 2008, including Vice President, Corporate Controller. Mr. Schumaker was also an auditor at KPMG LLP from December 2000 to January 2003. Mr. Schumaker holds a Bachelor’s degree in Business Administration with a major in Accounting from the University of New Mexico Anderson School of Management and is a Certified Public Accountant in Arizona. Mr. Schumaker is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SOLAR, INC.

Dated: July 1, 2015	By:	/s/ Paul Kaleta
	Name:	Paul Kaleta
	Title:	Executive Vice President & General Counsel